Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Blink Charging Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock	Rule 457(o)	—	—	$20,000,000	0.00013810	$2,762
Fees to be Paid	Other	Placement Agents’ Warrants to Purchase Common Stock(3)	Rule 457(g)	—	—	—	—	—
Fees to be Paid	Equity	Common Stock Underlying Placement Agents’ Warrants(4)	Rule 457(o)	—	—	$1,500,000	0.00013810	$208
	Total Offering Amounts					$21,500,000		$2,970
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,970

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, par value $0.001 per share (“Common Stock”), of Blink Charging Co. (the “Registrant”) being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable as a result of stock splits, stock dividends, or other distribution, recapitalization or similar events.

(2)	This estimate is made pursuant to Rule 457(o) of the Securities Act solely for purposes of calculating the registration fee.

(3)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	The Registrant has agreed to issue to the placement agents or its designees, upon the closing of this offering, warrants (the “Placement Agents’ Warrants”) to purchase a number of shares of Common Stock equal to 6.0% of the aggregate number of shares of Common Stock sold in this offering. The exercise price of the Placement Agents’ Warrants is equal to 125% of the public offering price per share of common stock. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agents’ Warrants is $1,500,000, which is equal to 125% of $1,200,000 (6.0% of $20,000,000).